EXHIBIT 3.1
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                                  RESOLUTIONS
                                      OF
                            THE BOARD OF DIRECTORS
                                      OF
                            BKF CAPITAL GROUP, INC.

                           ADOPTED AT THE MEETING OF
                            THE BOARD OF DIRECTORS
                             HELD ON MAY 16, 2006



               WHEREAS, the Board of Directors deems it desirable and in the best interest of BKF Capital Group, Inc., a Delaware corporation (the "Company"), and its stockholders to amend the Amended and Restated Bylaws of the Company (the "Bylaws") to make certain changes and additions as has been described at this meeting.


               NOW THEREFORE, BE IT RESOLVED that the Bylaws of the Company be, and they hereby are, amended as hereinafter set forth:


1. Article V of the Bylaws is hereby amended and restated to read in its entirety as follows:

                                  "ARTICLE V

                  INDEMNIFICATION AND ADVANCEMENT OF EXPENSES


               SECTION 5.1 Right to Indemnification. Each person (hereinafter in this Article V, a "Covered Person") who was or is made a party to or is threatened to be made a party to or is otherwise subpoenaed in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter in this Article V, a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director (or a member of any committee) or officer of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director (or a member of a committee of a board of directors), officer, employee, trustee, manager or agent of any other corporation or of any partnership, joint venture, limited liability company, trust or other enterprise including without limitation service with respect to any employee benefit plan or trust or any charitable foundation (hereinafter in this Article V, "another entity"), and who satisfies the applicable standard of conduct set forth in the Delaware General Corporation Law or other applicable law, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended, against all expenses, judgments, fines and amounts paid in settlement (including, without limitation, attorneys' fees and disbursements, ERISA excise taxes, penalties or interest related to any such obligations actually and reasonably incurred by the Covered Person in connection therewith), and such indemnification shall continue as to a Covered Person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall not be obligated to indemnify any Covered Person for expenses incurred in connection with proceedings initiated or brought voluntarily by the Covered Person and not by way of defense, counterclaim or crossclaim, except (i) proceedings to enforce or interpret any rights of the Covered Person to indemnification or advancement of expenses, other than proceedings determined to have been frivolous or in bad faith,
        (ii) in specific cases if the board of directors of the Company has approved the initiation or bringing of the proceeding, and (iii) as may be required by law.

               SECTION 5.2 Advancement of Expenses. The Company shall advance all expenses (including attorneys' fees and disbursements) incurred by a Covered Person in defending or responding to any proceeding to which such person is a party or is threatened to be made a party or is otherwise subpoenaed in connection with, by reason of the fact that such Covered Person (or the person of whom he or she is the legal representative) is or was an officer or a director (or a member of any committee) of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director (or a member of a committee of a board of directors), officer, employee, trustee, manager or agent of another entity upon receipt by the Company of an undertaking by such Covered Person, in form and substance satisfactory to the Company, to repay such amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company for such expenses under Article Seventh of the Restated Certificate of Incorporation, Article V of these Bylaws or otherwise.


               SECTION  5.3  Claims.  If  a  claim  for   indemnification   or
        advancement of expenses under Article Seventh of the Restated Certificate of Incorporation or this Article V is not paid in full by or on behalf of the Company within 10 days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and shall be entitled to be paid by the Company an additional amount equal to the expense of prosecuting such claim to the fullest extent permitted by Section 5.1 of these Bylaws and applicable law. In any such action the Company shall have the burden of proving that the Covered Person was not entitled to the requested indemnification or payment of expenses under applicable law. Neither the failure of the Company (including its board or independent legal counsel) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Company (including its board, its independent legal counsel and its stockholders) that such Covered Person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such Covered Person is not so entitled.


               SECTION 5.4  Nonexclusivity  of Rights;  Purchase of Insurance.
        (a) The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise. Any amendment or repeal of any provision of this Article V shall not limit the right of any person to indemnity or advancement of expenses with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.


               (b) The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director, officer, employee, trustee, manager or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Section 145 of the Delaware General Corporation Law.


               SECTION 5.5 Provisions Deemed a Contract. The provisions of Article Seventh of the Restated Certificate of Incorporation and this
        Article V shall constitute a contract between the Company, on the one hand, and each director and officer of the Company or any of its subsidiaries who serves in such capacity at any time while either of Article Seventh of the Restated Certificate of Incorporation and this
        Article V is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Company and each such Covered Person intend to be, and shall be, legally bound. No repeal or modification of any provision of Article


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

        Seventh of the Restated Certificate of Incorporation or this Article V shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.


               SECTION  5.6  Conclusive  Presumption.  For  purposes  of  this
        Article V, any director or officer of the Company serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Company or (b) any employee benefit plan or trust of the Company or any corporation referred to in clause (a), shall in either case be conclusively presumed to be doing so at the request of the Company.


               SECTION 5.7 Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer of the Company or any of its subsidiaries as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its subsidiaries, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law."






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